EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333‑90524, 333-143158, and 333-171372) of Craft Brew Alliance, Inc. (the “Company”) of our reports dated March 6, 2014, relating to the consolidated financial statements of the Company, and effectiveness of internal control over financial reporting of the Company, appearing in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Moss Adams LLP

Seattle, Washington
March 6, 2014